Exhibit 99.2

33 East Main Street Suite 900 Madison, Wisconsin 53703 608.251.5000 Fax 608.251.9166 www.quarles.com	Attorneys at Law in Chicago Indianapolis Madison Milwaukee Minneapolis Naples Phoenix Scottsdale Tampa Tucson

May 12, 2021

To:	The persons listed on Exhibit A attached hereto

Re:	Opinion Concerning State Constitutional Issues Pertaining to WEPCo Environmental Trust Finance I, LLC Environmental Trust Bonds, Series 2021

Ladies and Gentlemen:

We have acted as special counsel to Wisconsin Electric Power Company (“Wisconsin Electric”), a Wisconsin corporation, and WEPCo Environmental Trust Finance I LLC, a Delaware limited liability company (the “Issuer”), in connection with the issuance and sale by the Issuer of Environmental Trust Bonds, Series 2021 (the “ETBs”) issued pursuant to the Registration Statement on Form SF-1 (File Nos. 333-252252 and 333-252252-01). The ETBs are being issued pursuant to an indenture, dated as of the date hereof (the “Base Indenture”), between the Issuer and U.S. Bank, National Association, as indenture trustee (the “Indenture Trustee”), and a series supplement thereto, dated as of the date hereof (together with the Base Indenture, the “Indenture”) between the Issuer and the Indenture Trustee. Under the Indenture, the Indenture Trustee holds, among other things, certain property as described below as collateral security for the payment of the ETBs.

The ETBs represent the securitization of “Environmental Control Costs” in the form of “Environmental Control Property” pursuant to Section 196.027 of the Wisconsin Statutes (the “Financing Act”). The Environmental Control Property was created in favor of Wisconsin Electric pursuant to the financing order issued by the Public Service Commission of Wisconsin (“PSCW”) on November 17, 2020 in Docket No. 6630-ET-101 (the “Financing Order”). The Financing Order authorized Wisconsin Electric to recover $100 million of the undepreciated cost of environmental control activities at the Pleasant Prairie Power Plant, capitalized carrying costs thereon, and financing costs through the issuance of ETBs. The Environmental Control Property includes Wisconsin Electric’s right to recover the Environmental Control Costs through an irrevocable, nonbypassable customer charge known as the “Environmental Control Charge.” The Environmental Control Charge may be periodically adjusted, in the manner authorized by the Financing Order, in order to ensure the expected recovery of amounts sufficient to (i) amortize the ETBs pursuant to the amortization schedule to be followed in accordance with the provisions of the ETBs and the Indenture, (ii) pay interest thereon and related fees and expenses, and (iii) maintain the required reserves for the payment of the ETBs. Pursuant to the Financing Order, (i) Wisconsin Electric will sell the Environmental Control Property to the Issuer in exchange for the net proceeds from the sale of the ETBs, (ii) the Issuer will sell the ETBs, which will be secured primarily by the Environmental Control Property, and (iii) Wisconsin Electric will act as the Initial Servicer of the Environmental Control Property.

May 12, 2021

Among the credit enhancements for the ETBs enacted by the Financing Act, the State of Wisconsin (the “State”) has pledged, for the benefit and protection of bondholders, that it will not take or permit any action that would impair the value of Environmental Control Property, or, except for the true-up expressly allowed by the Financing Act, reduce, alter, or impair the Environmental Control Charge to be imposed and collected from Wisconsin Electric’s customers and remitted to bondholders, until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the related ETBs have been paid and performed in full. This state pledge (the “State Pledge”) was enacted as Wis. Stat. § 196.027(8).

Ordering Paragraph 6 of the Financing Order provides that the Issuer, when issuing the ETBs, is authorized, pursuant to Wis. Stat. § 196.027(8)(c), to include the State Pledge with respect to the Environmental Control Property and Environmental Control Charge in any documentation relating to the ETBs.

Wisconsin Electric and the Issuer have requested us to furnish our opinion to you as to whether, in a properly prepared and presented case before a court of competent jurisdiction applying Wisconsin law:

a.	the court would conclude that the State Pledge constitutes a contractual relationship between the bondholders and the State for purposes of Article I, section 12 of the Wisconsin Constitution (the “Wisconsin Contract Clause”);

b.	absent a demonstration by the State that a substantial impairment of that contract is reasonable and necessary to further a significant and legitimate public purpose, the bondholders (or the Indenture Trustee acting on their behalf) could successfully challenge under the Wisconsin Contract Clause the constitutionality of a State law subsequently enacted or an action taken by the PSCW exercising legislative powers (collectively, a “Legislative Action”), that limits, alters, impairs or reduces the value of the Environmental Control Property or the Environmental Control Charge so as to cause a substantial impairment of ETB obligations before the ETBs are fully paid and discharged;

c.	sound and substantial arguments support granting injunctive relief to prevent implementation of any law determined to limit, alter, impair or reduce the value of the Environmental Control Property or Environmental Control Charge in violation of the Wisconsin Contract Clause; and

d.	the court would conclude that Article 1, section 13 of the Wisconsin Constitution (the “Wisconsin Takings Clause”) would prohibit the State from acting in contravention of the State Pledge, after the ETBs are issued but before they are fully paid, without paying just compensation to the bondholders if doing so (i) constituted a permanent appropriation of the property interest of the bondholders in the ETBs or the Environmental Control Property or a denial of all or substantially all practical uses of the Environmental Control Property; (ii) destroyed the Environmental Control Property, absent payment of just compensation; or (iii) substantially limited, altered, impaired or reduced the value of the Environmental Control Property in a manner that inflicts a severe economic impact on the bondholders and unduly interferes with their reasonable expectations, unless adequate provision shall be made by law for the protection of the bondholders.

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The following provisions of the Financing Act are particularly relevant for the opinions we have been asked to provide:

State Pledge. (a) In this subsection, “bondholder” means a person who holds an environmental trust bond.

(b) The state pledges to and agrees with bondholders that the state will not do any of the following:

1. Take or permit any action that impairs the value of environmental control property.

2. Except as allowed under this section, reduce, alter, or impair environmental control charges that are imposed, collected, and remitted for the benefit of bondholders until any principal, interest, premium, or other charge incurred, or contract to be performed, in connection with environmental trust bonds held by the bondholders are paid or performed in full.

(c) Any person who issues environmental trust bonds is allowed to include the pledge specified in par. (b) in the bonds and relating documentation.

Wis. Stat. § 196.027(8).

A financing order is irrevocable and, except as provided in subds. 2. c. and 4., the commission may not reduce, impair, or otherwise adjust environmental control charges approved in the order.

Wis. Stat. § 196.027(2)(b)5.

A financing order shall remain in effect until the environmental trust bonds issued pursuant to the order have been paid in full and the financing costs of the bonds have been recovered in full.

Wis. Stat. § 196.027(2)(e)1.

1. Environmental control property that is specified in a financing order shall constitute a present property right notwithstanding that the imposition and collection of environmental control charges depend on the energy utility to which the order is issued performing its servicing functions relating to the collection of environmental control charges and on future energy consumption. Such property is considered to exist whether or not the revenues or proceeds arising from the property have accrued and whether or not the value of the property is dependent on the receipt of service by customers of an energy utility.

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2. Environmental control property specified in a financing order shall continue to exist until the environmental trust bonds issued pursuant to the order are paid in full and all financing costs of the bonds have been recovered in full.

Wis. Stat. § 196.027(5)(a).

Based upon our review of the pertinent statutory and constitutional provisions and relevant reported judicial decisions, and subject to the qualifications, limitations and assumptions set forth in this letter, it is our opinion that in a properly prepared and presented case before a court of competent jurisdiction applying Wisconsin law:

a.	the court would conclude that the State Pledge constitutes a contractual relationship between the bondholders and the State for purposes of the Wisconsin Contract Clause;

b.	absent a demonstration by the State that a substantial impairment of that contract is reasonable and necessary to further a significant and legitimate public purpose, the bondholders (or the Indenture Trustee acting on their behalf) could successfully challenge under the Wisconsin Contract Clause the constitutionality of a Legislative Action that limits, alters, impairs or reduces the value of the Environmental Control Property or the Environmental Control Charge so as to cause a substantial impairment of ETB obligations before the ETBs are fully paid and discharged;

c.	sound and substantial arguments would support granting preliminary and permanent injunctive relief to prevent implementation of any law determined to limit, alter, impair or reduce the value of the Environmental Control Property or Environmental Control Charge in violation of the Wisconsin Contract Clause; however, the decision to grant such relief would be in the discretion of the court; and

d.	the court would conclude that the Wisconsin Takings Clause prohibits the State from acting in contravention of the State Pledge, after the ETBs are issued but before they are fully paid, without paying just compensation to the bondholders if doing so (i) constituted a permanent appropriation of the property interest of the bondholders in the ETBs or the Environmental Control Property or a denial of all or substantially all practical uses of the Environmental Control Property; (ii) destroyed the Environmental Control Property, absent payment of just compensation; or (iii) substantially limited, altered, impaired or reduced the value of the Environmental Control Property in a manner that inflicts a severe economic impact on the bondholders and unduly interferes with their reasonable expectations, unless adequate provision were made by law for the protection of the bondholders.

I.            THE WISCONSIN CONTRACT CLAUSE

The Wisconsin Contract Clause provides that “[n]o bill of attainder, ex post facto law, nor any law impairing the obligation of contracts, shall ever be passed. . . .” WI Const. art. I, § 12. This Clause prohibits the State from enacting laws that retroactively and unconstitutionally impair the obligation of contracts. State ex rel. Cannon v. Moran, 111 Wis. 2d 544, 554, 331 N.W.2d 369 (1983); Society Ins. v. Labor & Industry Review Com’n, 2010 WI 68, ¶ 56, 326 Wis. 2d 444, 478, 786 N.W.2d 385, 402. However, the Clause is not an absolute prohibition on contractual impairments. Cannon, 111 Wis. 2d at 559 (“the contract clause does not proscribe every impairment of contract.”). A party challenging a Legislative Action under the Wisconsin Contract Clause bears the burden to establish an unconstitutional impairment beyond a reasonable doubt. Society, 2010 WI 68, ¶ 65.

May 12, 2021

In evaluating whether a Legislative Action violates the Wisconsin Contract Clause, the Supreme Court of Wisconsin typically follows the same three-step methodology the United States Supreme Court employs to examine challenges under the federal Contract Clause. Wisconsin Prof’l Police Ass’n, Inc. v. Lightbourn, 2001 WI 59, ¶ 146, 243 Wis. 2d 512, 593–94, 627 N.W.2d 807, 848; Energy Reserves Group, Inc. v. Kansas Power & Light Co., 459 U.S. 400, 411, 103 S. Ct. 697, 74 L.Ed.2d 569 (1983); see also Cannon, 111 Wis. 2d at 554–61 (employing the three-step test) (citing Home Building & Loan Assn. v. Blaisdell, 290 U.S. 398, 54 S. Ct. 231, 78 L.Ed. 413 (1934), Allied Structural Steel Co. v. Spannaus, 438 U.S. 234, 98 S. Ct. 2716, 57 L.Ed.2d 727 (1978), and Energy Reserves Group, 459 U.S. 400).1

First, a court should determine whether a Legislative Action “has ‘operated as a substantial impairment of a contractual relationship.’” Madison Teachers, Inc. v. Walker, 2014 WI 99, ¶ 134 , 358 Wis. 2d 1, 851 N.W.2d 337 (citing Spannaus, 438 U.S. 234, 244). This step involves analyzing whether there is a contractual relationship, whether a change in law impairs that contractual relationship, and whether the impairment is substantial. Madison, 2014 WI 99, ¶ 134 (citing Dairyland Greyhound Park, Inc. v. Doyle, 2006 WI 107, ¶ 261, 295 Wis. 2d 1, 719 N.W.2d 408 (Prosser, J., concurring in part/dissenting in part).

Second, a court should assess the purpose of the Legislative Action. If the action substantially impairs a contract, it must have a significant and legitimate public purpose. Chappy v. Labor and Industry Review Com’n, Dept. of Industry, Labor and Human Relations, 136 Wis. 2d 172, 187, 401 N.W.2d 568, 575 (Wis. 1987). If the action only minimally impairs a contract, a court may end its inquiry and uphold the action as constitutional. If the impairment is somewhere between minimal and substantial, a court should continue its analysis, but the action will be subjected to less scrutiny. Id. at 188.

Lastly, if a Legislative Action serves the required public purpose, a court should examine whether the conditions of the action are reasonable and necessary to the action’s purpose. Madison, 2014 WI 99, ¶ 136. Courts “should defer to the legislature’s judgment as to the necessity and reasonableness of a particular measure.” Chappy, 136 Wis. 2d at 188. However, if the State is a party to the contract at issue, “courts do not give the legislature the same deference they would give it if it were acting on a subject at arm’s length.” Lightbourn, 2001 WI 59, ¶ 149.

In analyzing the action’s purpose and the reasonableness and necessity of the action’s conditions, courts balance the State’s police power with the rights protected by the Wisconsin Contract Clause. The balancing test depends on the particular facts at issue.

[1]	Although the Supreme Court of Wisconsin is not obligated to interpret the Wisconsin Contract Clause coextensively with the federal contract clause, it often turns to the United States Supreme Court’s decisions for guidance. Chappy v. Labor and Industry Review Com’n, Dept. of Industry, Labor and Human Relations, 136 Wis. 2d 172, 186, 401 N.W.2d 568, 574 (Wis. 1987); Madison Teachers, Inc. v. Walker, 2014 WI 99, ¶ 133 n.45, 358 Wis. 2d 1, 851 N.W.2d 337.

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A. Existence of a Contractual Relationship

A public contract may arise from a law that creates a contract. Wisconsin courts (like the United States Supreme Court) employ a “‘very strong’ presumption that ‘legislative enactments do not create contractual rights.’” Madison, 2014 WI 99, ¶ 138 (citing Dunn v. Milwaukee Cnty., 2005 WI App 27, ¶ 8, 279 Wis. 2d 370, 693 N.W.2d 82). See also Nat’l R.R. Passenger Corp. v. Atchison, Topeka & Santa Fe Ry. Co., 470 U.S. 451, 466, 105 S. Ct. 1441, 84 L.Ed.2d 432 (1985). Legislative enactments are presumed to declare policies, not contracts. Madison, 2014 WI 99, ¶ 138 (citing Atchison, 470 U.S. at 466).

For a party to successfully challenge a Legislative Action as an impairment of a contract between the party and the State, the party must overcome this presumption. In analyzing these challenges, courts are guided by the “unmistakability doctrine,” which means that a court must find that a statute created “a clear intent” to establish private contract rights enforceable against the State. Madison, 2014 WI 99, ¶¶ 139–40, 142. See also Lightbourn, 243 Wis. 2d 512, ¶ 145 n.188; U.S. Trust Co. of New York v. New Jersey, 431 U.S. 1, 17 n.14, 97 S. Ct. 1505, 52 L.Ed.2d 92 (1977). “The unmistakability doctrine is a canon of construction rooted in the belief that ‘legislatures should not bind future legislatures from employing their sovereign powers in the absence of the clearest of intent to create vested rights protected under the Contract Clause.’” Madison, 2014 WI 99, ¶ 139 (citing Parker v. Wakelin, 123 F.3d 1, 5 (1st Cir. 1997)).2

To discern the legislature’s intent, Wisconsin courts turn to the language of the statute. In Madison, the plaintiffs challenged a statute that prohibited the City of Milwaukee from making contributions to the plaintiffs’ retirement funds, arguing that it violated contractual rights created under Chapter 36 of the Milwaukee Charter Ordinance. Madison, 2014 WI 99, ¶¶ 131–32. Plaintiffs argued that Chapter 36 contractually guaranteed that the City of Milwaukee would fund their contributions. Id. at ¶ 132. Examining the language of Chapter 36, the court determined that it unmistakably evinced a “clear intention of the Common Council to create a ‘vested and contractual right to the [pension] benefits. . . .’” Id. at ¶ 145. Particularly relevant were two provisions of the statute: one stated that participants “shall have a vested and contractual right to the benefits” and the other stated that every member “shall thereby have a benefit contract. . . .” Id. at ¶ 144. However, the court was not convinced that the “contributions” at issue fell within the “benefits” for which the members had a contractual right. Id. at ¶ 146. A different provision of Chapter 36 drew an unquestionable distinction between contributions and benefits. Id. at ¶¶ 150–51. Plaintiffs therefore failed to show that the Chapter 36 contributions created a public contract. Id. at ¶ 158.

In a much earlier case, the court declined to find that a statute created a private contract where the statute did not contain any reference to a contract, but merely provided that certain teachers could not be dismissed without cause. Morrison v. Bd. of Ed. of City of W. Allis, 237 Wis. 483, 297 N.W. 383, 385 (Wis. 1941). Nothing in the statute illuminated an intent to create a contract in light of the strong presumption that the act simply declared a public policy. Id. at 385.

[2]	We have not identified any published Wisconsin decisions separately addressing the “reserved powers” doctrine, under which state contracts purporting to waive inherent aspects of the State’s sovereignty are void. See U.S. Trust Co., 431 U.S. at 23. One published dissent described this as “a variant of the unmistakability doctrine.” Dairyland Greyhound Park, 2006 WI 107, ¶ 315 (Roggensack, J., concurring in part and dissenting in part). Our analysis assumes that a Wisconsin court would look to federal precedent on this issue. See fn. 1, supra. For Troutman Pepper’s separate treatment of federal law, see its accompanying federal constitutional law opinion letter.

May 12, 2021

Conversely, in U.S. Trust Co., the U.S. Supreme Court found a clear intent to create a contract in a covenant between New Jersey, New York and certain bondholders that restricted the ability of the Port Authority of New York and New Jersey to subsidize rail transportation. U.S. Trust Co. of New York v. New Jersey, 431 U.S. 1, 18. The statute stated:

The 2 States covenant and agree with each other and with the holders of any affected bonds . . . that so long as any of such bonds remain outstanding and unpaid and the holders thereof shall not have given their consent as provided in their contract with the port authority . .. . neither the States nor the port authority . . . will apply any of the rentals, tolls, fares, fees, charges, revenues or reserves, which have been or shall be pledged in whole or in part as security for such bonds, for any railroad purposes whatsoever other than permitted purposes hereinafter set forth.

Id. at 9–10 (emphasis added). Based on this provision and upon finding that the purpose of the covenant was to invoke the protection of the federal contract clause, the Court had “no doubt” that the covenant represented a contractual obligation of the two States. Id. at 18.

Unlike the statute in Morrison, the Financing Act contains language from which a court could find a clear intent by the legislature to create a contract with the State. The State Pledge expressly provides that:

The state pledges to and agrees with bondholders that the state will not do any of the following:

1. Take or permit any action that impairs the value of environmental control property.

2. Except as allowed under this section, reduce, alter, or impair environmental control charges that are imposed, collected, and remitted for the benefit of bondholders until any principal, interest, premium, or other charge incurred, or contract to be performed, in connection with environmental trust bonds held by the bondholders are paid or performed in full.

Wis. Stat. § 196.027(8)(b) (emphasis added). Although the legislature did not label the State Pledge a contract, the pledge contains contractual language that is similar to the statute in U.S. Trust Co. Compare id. (“pledges to and agrees”), with U.S. Trust Co., 431 U.S. 1, 9–10 (“covenant and agree”). Under a plain reading of these two statutes, there appears to be no material distinction between a pledge and a covenant. The State Pledge expressly provides that the State “pledges to and agrees with bondholders” to refrain from taking certain actions that would impair environmental control property or environmental control charges. Id. It also recognizes that investors will rely on its terms: “Any person who issues environmental trust bonds is allowed to include the pledge . . . in the bonds and relating documentation.” Wis. Stat. § 196.027(8)(c). These provisions suggest that the legislature intended the State Pledge to be a contractual commitment. See Madison, 2014 WI 99, ¶ 145.

Here, the Issuer has taken the State up on its offer and included the State Pledge in the ETBs and related documentation. Accordingly, the State has held itself out directly to bondholders as pledging and agreeing not to take any action that impairs the value of the Environmental Control Property, and should reasonably anticipate that bondholders would rely on that promise by the State.

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Other provisions of the Financing Act strengthen this conclusion. Section (2) permits the PSCW to issue a financing order that provides for the issuance of ETBs. It also states that such a financing order is “irrevocable” and it prohibits the PSCW from taking certain actions that would impair environmental control charges approved by a financing order: “A financing order is irrevocable and, except as provided in subds. 2. c. and 4., the commission may not reduce, impair, or otherwise adjust environmental control charges approved in the order.” Wis. Stat. § 196.027(2)(b)5. Section (2) further states: “A financing order shall remain in effect until the environmental trust bonds issued pursuant to the order have been paid in full and the financing costs of the bonds have been recovered in full.” Wis. Stat. § 196.027(2)(e)1.

Thus, the legislature has unmistakably limited the PSCW’s power and restrained the State’s ability to impair a financing order. By deeming a financing order to be “irrevocable” and “in effect until the environmental trust bonds issued . . . have been paid in full,” it seems clear that the legislature intends financing orders to be honored.

Although the language of subsection (2)(b)5. is not absolute, the legislature has only provided two ways that the PSCW may modify a financing order: (1) annually adjusting the charges through a formula-based mechanism and (2) issuing a subsequent order if such an order would lower the overall costs to customers and otherwise be in the public interest, but only if the original order included a provision allowing for the retirement of environmental trust bonds before their termination dates. See Wis. Stat. § 196.027(2)(b)2.c. (authorizing annual adjustments) and (2)(c) (authorizing subsequent orders); see also Wis. Stat. § 196.027(2)(b)2.e. (requiring any future orders to be authorized by initial financing order). These sections do not undermine the contractual nature of the State Pledge; instead, they provide the sole terms upon which a financing order subject to the State Pledge may be amended.

Together, all of these provisions strongly suggest an intent by the State to be contractually bound by the State Pledge, as incorporated into the ETBs, and to refrain from taking any action that would impair the Environmental Control Property or the Environmental Control Charge.

B. Existence of a Substantial Impairment

If a court determines that a contractual relationship exists, it will then assess whether a Legislative Action impairs that relationship, and if so, whether the impairment is substantial. To analyze the extent to which a particular Legislative Action impairs a contract, a court will examine the reasonableness of the parties’ reliance upon the contract. Chappy, 136 Wis. 2d at 187. See also Lightbourn, 2001 WI 59, at ¶ 155 (“legislation that alters the ‘contractual expectations of the parties impairs the obligation of contract.”). Examining the parties’ expectations and reliance on their contract may require a court to consider whether the industry affected has been regulated in the past, whether the legislation nullifies a basic term of the contract, and the extent of the potential liability imposed by the legislation. Chappy, 136 Wis. 2d at 187.

In Cannon, several Milwaukee County circuit judges terminated their memberships in the Milwaukee County Employees’ Retirement System and thereafter became eligible to receive pensions from the system. Cannon, 111 Wis. 2d 544, 550. The legislature subsequently enacted a law that aimed, in part, to reduce the costs imposed on the Wisconsin public employee retirement systems. Id. at 550–51, 560. It accomplished this purpose by reducing the judges’ salaries by the amount of their pensions. Id. at 550–51. The court found that the statute was a severe impairment because it caused the judges to suffer “a completely unexpected and substantial loss.” Id. at 558–59. After the judges became eligible to receive pensions, the court opined that the legislature “pulled the rug out” from under them by reducing their salaries and placing them in the same position as judges who were not entitled to retirement benefits. Id. at 557.

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The court also found a substantial impairment in Society, where Society had contracted to provide worker’s compensation insurance to a company’s injured employees. Society, 2010 WI 68, ¶¶ 2, 66. When Society began paying the claimant’s benefits, its liability was subject to a twelve-year statute of limitations under multiple provisions of the worker’s compensation statute. Id. at ¶ 3. When the legislature subsequently amended those provisions to eliminate the statute of limitations and then applied that modification retroactively, it modified a “basic term” of the parties’ contract for which Society had bargained and on which it had reasonably relied. Id. at ¶ 67. This imposed a “completely unexpected liability” on Society with “potentially significant losses.” Id.

Not only may retroactive impairment of a basic contract term be considered substantial, but so may impairment of the consideration on which a contract is based. See, e.g., State ex rel. Bldg. Owners & Managers Ass’n of Milwaukee, Inc. v. Adamany, 64 Wis. 2d 280, 219 N.W.2d 274 (Wis. 1974) (finding substantial impairment by a law that “would not merely affect the remedy to which a party might resort for satisfaction of the contract, but would impair the very consideration that was agreed upon”); Cannon, 111 Wis. 2d at 555 (“This court has recognized that a contract is impaired when the consideration agreed upon is altered by legislation.”) (citations omitted).

Despite these examples, not all contractual impairments are substantial. When retroactive application of a legislative enactment does not disrupt contracting parties’ reasonable expectations, the law does not substantially impair the parties’ contract. Compare Lightbourn, 2001 WI 59, ¶¶ 150, 158 (change in law that required a distribution from an account within the Wisconsin retirement system did not impair the contract between the State and participants because participants had no basis to claim that relevant expectations changed), with Dairyland, 2006 WI 107, ¶¶ 76–77 (even though gaming is a highly-regulated industry and parties therefore should expect future regulations, the parties could not have reasonably expected that a constitutional amendment would invalidate the casinos’ future operations). As noted above, nothing in this letter expresses any opinion as to how a court would rule on whether any particular Legislative Action would impair the State Pledge. That question is fact-specific and would necessarily depend on the precise content of the action. Therefore, we have assumed for the purpose of this opinion that the Legislative Action would constitute an impairment.3

[3]	The State Pledge addresses both the future enactment of state laws either repealing or amending the Financing Act and actions of state officials, in particular the PSCW, who impair the value of the Environmental Control Property. A complaint seeking relief under the Wisconsin Contract Clause based upon a PSCW action would need to allege that the PSCW acted in a legislative capacity. The Wisconsin Supreme Court has held that the PSCW exercises legislative power when setting rates and making public interest determinations under the statutes it implements. Friends of the Earth v. PSC, 78 Wis. 2d 388, 412, 254 N.W.2d 299 (1977); Clean Wisconsin, Inc. v. PSC, 282 Wis. 2d 250, 351–52, 700 N.W.2d 768 (2005). There is no state judicial precedent addressing whether a PSCW action affecting the Financing Order, the Environmental Control Property or the Environmental Control Charge is legislative in character or would constitute a law for the purpose of the Wisconsin Contract Clause.

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C. Balancing Impairment with Public Purpose

If a Legislative Action substantially impairs a contractual relationship, a court will examine whether there is a significant and legitimate public purpose for the action. Chappy, 136 Wis. 2d 172, 187 (citing Energy Reserves Group, 459 U.S. at 411); Lightbourn, 2001 WI 59, ¶ 148. A significant and legitimate public purpose does not need to be a response to an emergency, but it “should be directed towards remedying a broad and general social or economic problem.” Chappy, 136 Wis. 2d at 188. The degree of impairment found “determines the level of scrutiny to which the legislation in question will be subjected.” Cannon, 111 Wis. 2d 544, 558. Severe impairment “will push the inquiry to a careful examination of the nature and purpose of the state legislation.” Id. at 558 (quoting Spannaus, 438 U.S. at 244–45, 98 S. Ct. at 2722–23). “If the impairment is less than substantial, a diminished degree of scrutiny is required.” Chappy, 136 Wis. 2d at 188. However, if an impairment is only minimal, a court may end its analysis and uphold the Legislative Action as constitutional. Lightbourn, 2001 WI 59, ¶ 147.

Presuming the impairment is more than minimal, a court will ask whether the law “is based upon reasonable conditions and is of a character appropriate to the public purpose justifying the adoption of the legislation.” Chappy, 136 Wis. 2d at 190. A court should defer to the legislature’s judgment of the necessity and reasonableness of a given action unless the State is a party to the contract. Id. at 190. When the State is accused of impairing its own contract, “courts do not give the legislature the same deference they would give it if it were acting on a subject at arm’s length.” Lightbourn, 2001 WI 59, ¶ 149. A Legislative Action may be unreasonable for the same reason that it impairs a contract. Cannon, 111 Wis. 2d 544, 561.

These last two steps of the analysis (examining the purpose of the action and the reasonableness and necessity of the conditions imposed) are balanced with the degree of impairment, which in effect balances the State’s police powers with parties’ freedom to enter contracts. Dairyland, 2006 WI 107, ¶ 53. This entire test is fact-specific and unpredictable at this stage.

For example, in Adamany, the legislature passed a law requiring landowners to reduce the rent they charged tenants where property taxes levied in one year exceeded the next year’s taxes. Adamany, 64 Wis. 2d 280, 283. The landlords challenged the law as an impairment of their leases. While the court found that the law served “at least, some public purpose”—“to pass along to renters tax ‘concessions’ that owners have received”—that purpose was not vital. Id. at 288, 300. Nor was it clear what broader interest the legislature was seeking to protect. Id. at 294, 300.

The Adamany court turned, in part, to federal case law for guidance. The court distinguished Blaisdell, in which the U.S. Supreme Court upheld an emergency moratorium on mortgage foreclosures during the Great Depression. Id. at 294–96 (citing Blaisdell, 290 U.S. 398). It also distinguished La Follette, where it was “possible to conclude” that a particular law was enacted to protect the safety of the public and railroad employees. Adamany, 64 Wis. 2d at 293–94 (citing Chicago & Northwestern R.R. Co. v. La Follette, 43 Wis. 2d 631, 169 N.W.2d 441 (1969)). The court recognized that a vital public interest need not be an emergency, but the legislature’s purpose for the rent concession statute was unclear. Adamany, 64 Wis. 2d at 302. Accordingly, the court did not need to reach the reasonableness and necessity question to conclude that the impairment violated the Wisconsin Contract Clause. Id. at 302.

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In Spannaus, the Supreme Court also distinguished Blaisdell and found that a Minnesota statute that retroactively subjected certain private employers to a “pension funding charge” lacked a generalized purpose. Spannaus, 438 U.S. 234, 249–50. The Court analyzed the statute under heightened scrutiny because it severely impaired a particular company’s pension contract. Id. at 245–46. Unlike the “desperate emergency economic conditions” in Blaisdell, the Minnesota law “was not even purportedly enacted to deal with a broad, generalized economic or social problem.” Id. at 249–50 (citing Blaisdell, 290 U.S. 398, 445). Instead, the law had “an extremely narrow focus” applying only to certain private employers. Id. at 248.

Like Adamany, in Society, the court also stopped its analysis at the second step of the three-part test, concluding that there was not even a rational purpose—let alone a significant and legitimate public purpose—for the law impairing the statute of limitations clause in Society’s contract. Society, 2010 WI 68, ¶¶ 68. Important to the court’s decision was its finding that the amendments undermined the broader purpose of the worker’s compensation act. Id. at ¶ 52. The amendments exposed Society to potentially significant and unpredictable liability whereas the act sought to fund worker’s compensation through predictable and manageable means. Id. at ¶ 52.

In Cannon, the court examined the reasonableness question, but only briefly. There, the stated purposes of the statute that reduced the judges’ salaries were to reduce costs imposed on Wisconsin’s public employee retirement systems, restore equity in compensating public employees, remove the incentive for inappropriate transfers between public employers, and restore public confidence in civil servants. Cannon, 111 Wis. 2d 544, 560. The court determined that the law served a legitimate public purpose because “at least some of these objectives constitute broad societal interests.” However, the conditions imposed by the statute were “unreasonable for the same reasons they severely impair[ed] the obligations of the MCERS contracts.” Id. at 561. The salary reduction was unexpected, substantial, and inequitable. Id. at 561–62. Weighing the impairment and unreasonable conditions with the statute’s purposes, the court concluded that the statute unconstitutionally impaired the contract.

The court’s discussion of reasonableness was similarly brief in Chappy. There, the court found that a worker’s compensation statute that “was enacted to ameliorate the effects of inflation” on employees had a significant and legitimate public purpose. Chappy, 136 Wis. 2d at 189–90. According to the court, inflation affects everyone, but especially people on fixed incomes, such as employees receiving worker’s compensation. Id. at 190. Turning to whether the conditions imposed by the statute were reasonable, the court deferred to the legislature because the State was not a party to the contract. Id. at 190. The court found “nothing unreasonable or inappropriate” about an employee receiving higher worker’s compensation benefits than she would have received in wages. Id. at 190–91.

D. The Balancing Test is Fact-Intensive

In analyzing the cases above, and balancing contract rights with the State’s police powers, it is apparent that the outcome of a challenge to Legislative Action under the Wisconsin Contract Clause depends on the particular facts at issue. There is no way to predict or describe the precise form that a future Legislative Action could take, the circumstances under which it might be enacted, or the public purpose behind its enactment. The form, nature, and facts surrounding litigation that might arise to challenge a Legislative Action are also unpredictable. Thus, whether a court would determine that a future Legislative Action would be an unconstitutional impairment of the State Pledge, and whether such a Legislative Action would be viewed as a reasonable and necessary means to address a legitimate public purpose, cannot reasonably be predicted at this time.

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However, some general guidelines can be discerned from the cases above. The Wisconsin Contract Clause is not an absolute prohibition on contractual impairments. Cannon, 111 Wis. 2d 544, 559. A Legislative Action that only minimally interferes with a contract will likely be upheld. Lightbourn, 2001 WI 59, ¶ 148. The more severe an impairment is, the higher the degree of scrutiny to which a Legislative Action will be subjected, and the more likely it is that a court will find the impairment to be unreasonable. Chappy, 136 Wis. 2d 172, 190. Conversely, an emergency may justify lesser scrutiny. Adamany, 64 Wis. 2d at 294–96. Where a State contract is involved (as opposed to a private contract), courts should not grant the legislature the same deference they would if the State were acting at arm’s length. Lightbourn, 2001 WI 59, ¶ 149.

If a court finds that (1) the State Pledge creates a contract to which the State is a party within the meaning of the Wisconsin Contract Clause, which we expect to be the case here, and (2) a Legislative Action substantially impairs the contract, the action would be subject to a high degree of scrutiny. A court would also grant less deference to the legislature’s judgment regarding the necessity and reasonableness of the action than it would if it were reviewing a constitutional challenge to a law impairing a private contract. This combination of a public contract and a substantial impairment would make it more likely for a court to conclude that a given impairment violates the Wisconsin Contract Clause. However, if the court only finds a minimal impairment, or concludes that a Legislative Action is necessary and reasonably tailored to a legitimate public purpose, the court will likely uphold the Legislative Action. While there is no way to predict the form of a potential Legislative Action, if the action addresses a broad and general economic or social purpose, it may withstand constitutional scrutiny. A court may also reason that because the utility industry generally and ETBs in particular are heavily regulated, those relying on the State Pledge should anticipate future regulations, which would tip in favor of upholding a Legislative Action. Regardless, a court’s analysis will depend on the Legislative Action at issue and the specific facts before it.

E. Opinion on Wisconsin Contract Clause

Based on our review of relevant judicial authority, as discussed in this opinion, but subject to the qualifications, limitations and assumptions set forth herein, it is our opinion that in a properly prepared and presented case before a court of competent jurisdiction applying Wisconsin law:

a.	the court would conclude that the State Pledge constitutes a contractual relationship between the bondholders and the State for purposes of the Wisconsin Contract Clause; and

b.	absent a demonstration by the State that a substantial impairment of that contract is reasonable and necessary to further a significant and legitimate public purpose, the bondholders (or the Indenture Trustee acting on their behalf) could successfully challenge under the Wisconsin Contract Clause the constitutionality of Legislative Action that limits, alters, impairs or reduces the value of the Environmental Control Property or the Environmental Control Charge, so as to cause a substantial impairment of ETB obligations prior to the time that the ETBs are fully paid and discharged.

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II.            AVAILABILITY OF INJUNCTIVE RELIEF

A preliminary4 or permanent injunction may provide the most effective remedy for preventing a Legislative Action from impairing the rights of the bondholders, but whether to grant injunctive relief is a matter of a court’s discretion.

Section 813.02 of the Wisconsin Statutes empowers courts to grant preliminary injunctions when “it appears from a party’s pleading that the party is entitled to judgment” and the injunction would “restrain[] some act, the commission or continuance of which during the litigation would injure the party . . . tending to render the judgment ineffectual.” Wis. Stat. § 813.02. Nevertheless, “[i]njunctions, whether temporary or permanent, are not to be issued lightly. The cause must be substantial.” Sch. Dist. of Slinger v. Wisconsin Interscholastic Athletic Ass’n, 210 Wis. 2d 365, 370–71, 563 N.W.2d 585 (Wis. Ct. App. 1997).

In particular, a preliminary injunction “is not to be issued unless the movant has shown a reasonable probability of ultimate success on the merits,” and that an injunction is “necessary to preserve the status quo.” Id. at 370–71. To obtain a permanent injunction, rather than demonstrating a reasonable probability of success, a party must prove its case at a trial on the merits and, if successful, obtain a final judgment in its favor. A party seeking either a preliminary or permanent injunction must show that it lacks an adequate remedy at law and would suffer an irreparable harm without an injunction. Id. at 371. However, “at the temporary injunction stage the requirement of irreparable injury is met by showing that, without it to preserve the status quo pendente lite, the permanent injunction sought would be rendered futile.” Id.

A. Likelihood of Success on the Merits

This element of a preliminary injunction requires the fact-finder to analyze the legal arguments underlying the request for injunctive relief. Plaintiffs must “demonstrate[] a reasonable probability of ultimate success on the merits,” showing that the plaintiff is “entitled to the permanent injunction which the complaint demands.” Waste Mgmt., Inc. v. Wisconsin Solid Waste Recycling Auth., 84 Wis. 2d 462, 467, 267 N.W.2d 659 (Wis. 1978). This means it is not enough for a plaintiff to simply allege a violation of the Wisconsin Contract Clause; instead, a plaintiff must set forth sufficient facts showing by reasonable probability that a Legislative Action violated the clause—at least as it applies to the plaintiff. Nevertheless, whether to grant a temporary injunction is within the court’s discretion. Joint Sch. Dist., No. 1, City of Wisconsin Rapids v. Wisconsin Rapids Educ. Ass’n, 70 Wis. 2d 292, 308, 234 N.W.2d 289, 299 (Wis. 1975); Werner v. A. L. Grootemaat & Sons, Inc., 80 Wis. 2d 513, 524, 259 N.W.2d 310 (Wis. 1977) (“Even if the requirements of the statute had been met, granting an injunction is not mandatory.”).

[4]	Preliminary injunctions are sometimes referred to as temporary injunctions, and orders are entered on a temporary basis subject to a later trial; permanent injunctions are entered, if at all, after trial on the merits, and are embodied in a final judgment.

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B. Final Judgment

To obtain a permanent injunction, the plaintiff must win at trial and obtain a final judgment in its favor. Pure Milk Prods. Co-op. v. National Farmers Org., 64 Wis. 2d 241, 256–57, 219 N.W.2d 564 (Wis. 1974). If it obtains a preliminary injunction, a permanent injunction is an available final remedy. Id. As with preliminary injunctions, “permanent injunctions are not to be issued lightly.” Id.

C. Irreparable Harm and Inadequate Remedy at Law

To obtain either a preliminary or permanent injunction a party must demonstrate that it would suffer irreparable harm and lacks an adequate remedy at law. Werner, 80 Wis. 2d 513, 521. These two factors appear to be pragmatically indistinguishable. An injury is irreparable if the legal remedy—generally damages—would not provide adequate relief. Pure Milk Prods. Co-op. v. National Farmers Org., 90 Wis. 2d 781, 800, 280 N.W.2d 691 (Wis. 1979) (“To invoke the remedy of injunction the plaintiff must moreover establish that the injury is irreparable, i.e. not adequately compensable in damages.”); see also Werner, 80 Wis. 2d at 524 (finding that monetary damages would be adequate remedy and affirming denial of injunction). In general, “courts should not restrain illegal acts merely because they are illegal unless the injury sought to be avoided is actually threatened or has occurred.” Wisconsin Rapids Educ. Ass’n, 70 Wis. 2d 292, 311.

Consistent with this approach, the Seventh Circuit has held that “[a] harm is irreparable if it cannot be prevented or fully rectified by the final judgment after trial.” Girl Scouts of Manitou Council, Inc. v. Girl Scouts of U.S. of Am., Inc., 549 F.3d 1079, 1089 (7th Cir. 2008) (internal quotations omitted). If a trial on the merits can be conducted before the injury would occur there is no need for interlocutory relief. See Sch. Dist. of Slinger, 210 Wis. 2d at 370–71.

Wisconsin courts have found that interference with contractual rights could be a sufficiently adequate threat to warrant injunctive relief. Pure Milk, 64 Wis. 2d 241, 256–57 (holding that injunction could issue to prevent inducement to breach contracts). Again, however, if any interference with contractual rights could be remedied with money damages, it will be difficult to make the showing of irreparable harm and inadequate remedy at law required for an injunction to issue.

In a suit challenging Legislative Action under the Wisconsin Contract Clause, the availability of money damages would be constrained by sovereign immunity, which generally precludes a party from bringing a suit for money damages against the State. “If the legislature has not specifically consented to the suit, then sovereign immunity deprives the court of personal jurisdiction over the State, assuming that the defense has been properly raised.” PRN Associates LLC v. State, Dept. of Admin., 2009 WI 53, ¶ 51, 317 Wis. 2d 656, 684, 766 N.W.2d 559, 573. However, a general exception to the State’s sovereign immunity is that “courts may entertain suits to enjoin state officers and state agencies from acting beyond their constitutional or jurisdictional authority. These suits are permitted because they are suits against individuals acting in excess of their authority.” City of Kenosha v. State, 35 Wis. 2d 317, 323, 151 N.W.2d 36, 39 (Wis. 1967). Because Wis. Stat. § 196.027 does not expressly waive the State’s sovereign immunity, it is likely that the defense would apply if the State properly raised it. This, in turn, may make financial harm irreparable in a way it would not be in a suit between private parties, enhancing the availability of injunctive relief as a remedy for bondholders adversely affected by Legislative Action.

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D. Opinion

Based on our review of the judicial authority, as discussed in this opinion, but subject to the qualifications, limitations and assumptions set forth herein, it is our opinion that sound and substantial arguments would support granting preliminary and permanent injunctive relief to prevent implementation of any law determined to limit, alter, impair or reduce the value of the Environmental Control Property or Environmental Control Charge in violation of the Wisconsin Contract Clause; however, the decision to grant such relief will be in the discretion of the court.

III.            THE WISCONSIN TAKINGS CLAUSE

The Wisconsin Takings Clause provides: “The property of no person shall be taken for public use without just compensation therefor.” WI Const. art. I, § 13. Under this clause, if a government action constitutes a taking of a private property, the property owner may be entitled to just compensation. “Takings jurisprudence has developed from two competing principles: on one hand, respect for the property rights of individuals; on the other, recognition that the government retains the ability, in furtherance of the interests of all citizens, to regulate an owner’s potential uses of land.” Zealy v. City of Waukesha, 201 Wis. 2d 365, 373, 548 N.W.2d 528, 531 (1996).

Wisconsin courts generally recognize three types of takings: physical, regulatory, and ad hoc takings. R.W. Docks & Slips v. State, 2001 WI 73, ¶¶ 3–4, 14–17, 244 Wis. 2d 497, 506–08, 628 N.W.2d 781, 786; Eberle v. Dane County Bd. of Adjustment, 227 Wis. 2d 609, 621–22, 595 N.W.2d 730, 737 (Wis. 1999). A physical taking “involves an ‘actual physical occupation’ of private property.” Brenner v. New Richmond Regional Airport Comm’n, 2012 WI 98, ¶ 48, 343 Wis. 2d 320, 339, 816 N.W.2d 291, 301. A regulatory taking denies a property owner all or substantially all practical uses of his property. Eberle, 227 Wis. 2d 609, 621–22. An ad hoc taking is often a type of regulatory taking where a court will consider, among other factors, the severity of the harm imposed on the property owner and the owner’s investment-backed expectations in the property, but will ultimately depends on the specific facts of a case. R.W. Docks, 2001 WI 73, ¶¶ 15–17. Though whether a taking has occurred is a question of state law, the Wisconsin Supreme Court “generally appl[ies] the same standards that are used to determine whether a taking occurred under the Fifth Amendment of the United States Constitution.” Wisconsin Medical Soc’y, Inc. v. Morgan, 2010 WI 94, ¶ 38, 328 Wis.2d 469, 490, 787 N.W.2d 22, 3. See also Zealy, 201 Wis. 2d at 374 (“This court has adopted a similar method of inquiry” for determining regulatory takings as the United States Supreme Court).

A taking may apply not only to real property, but also to personal property and intangible property interests so long as the purported property owner has a vested right to the property. Wisconsin Med. Soc’y, 2010 WI 94, ¶¶ 41, 88–93. If a court finds that a taking has occurred, it should determine whether the property owner is entitled to just compensation.

A. Evidence of a Vested Property Interest

To qualify for just compensation, a property interest need not be tangible property. “Rather, ‘[a] property interest is constitutionally protected if state law recognizes and protects that interest.’” Wisconsin Med. Soc’y, 2010 WI 94, ¶ 41 (quoting Thorp v. Town of Lebanon, 2000 WI 60, ¶ 46, 235 Wis. 2d 610, 612 N.W.2d 59).

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Wisconsin law recognizes and protects contract rights and other intangible property interests under the Wisconsin Takings Clause. “A contractual relationship is [one] source of property interests. . . .” Wisconsin Med. Soc’y, 2010 WI 94, ¶ 58. However, “Article I, Section 13 protects a wide variety of property interests recognized by state law. Contract rights are not the sine qua non for a property interest in a state fund. In fact, we have specifically held that property interests arise from a much broader set of factors than contract rights.” Id. ¶ 57. See, e.g., Wisconsin Retired Teachers Ass’n, Inc. v. Emp. Trust Funds Bd., 207 Wis.2d 1, 558 N.W.2d 83 (Wis. 1997) (finding a property right in a state-sponsored retirement trust fund); Fazio v. Dep’t of Emp. Trust Funds, 2006 WI 7, 287 Wis.2d 106, 708 N.W.2d 326 (finding that beneficiaries of Wisconsin Retirement System lump-sum death benefits have a property right despite never contracting directly with the State). Moreover, even “‘beneficial’ rights—such as rights in a trust estate—rather than legal or possessory rights” may be constitutionally protected. Wisconsin Med. Soc’y, 2010 WI 94, ¶ 59.

Regardless of the form of property, to be entitled to compensation the property owner must have a vested right to the property. Wisconsin Med. Soc’y, 2010 WI 94, ¶¶ 88–93, 103, 105. Wisconsin courts have defined a “vested right” differently. Lands’ End, Inc. v. City of Dodgeville, 2016 WI 64, ¶¶ 68–70, 370 Wis. 2d 500, 527–28. One definition of vested right is a right that “has been so far perfected that it cannot be taken away by statute.” Society Ins. v. Labor & Industry Review Com’n, 2010 WI 68, ¶ 29, 326 Wis. 2d 444, 466, 786 N.W.2d 385, 396 (quotation omitted). Another definition is an existing and accrued right of action. Lands’ End, 2016 WI 64, ¶ 70. Yet another is that a vested right “is a presently legally enforceable right, not dependent on uncertain future events. Id. at ¶ 68. A vested right is not created by a “mere expectation of a future benefit or contingent interest. . . .” Id. at ¶ 49. A party has a property interest if he or she has a “legitimate claim of entitlement” to the property, as opposed to an “abstract need or desire” or “unilateral expectation.” Wisconsin Med. Soc’y, 2010 WI 94, ¶ 42 (quoting Taplick v. City of Madison Pers. Bd., 97 Wis.2d 162, 170, 293 N.W.2d 173 (1980)). See also Ass’n of State Prosecutors, 199 Wis.2d at 558 (holding that vested members of a Milwaukee County retirement plan held a property right subject to just compensation).

There is support for an argument that the bondholders (or the Indenture Trustee acting on their behalf) have a vested property interest in the ETBs and the Environmental Control Property under any definition of vested right listed above. The ETBs and the Environmental Control Property constitute a form of intangible property comprised of contractual rights and other rights, including a right to collect the Environmental Control Charge as needed to amortize the ETBs. Wisconsin courts have held that contractual rights and other intangible property interests, such as an interest in a formal trust fund, may be protected by the Wisconsin Takings Clause. Wisconsin Med. Soc’y, 2010 WI 94, ¶ 103. Additionally, the Financing Act provides that it creates a vested property interest in the Environmental Control Property upon the PSCW’s issuance of a financing order. Subsection (5) of the Financing Act provides in part:

1. Environmental control property that is specified in a financing order shall constitute a present property right notwithstanding that the imposition and collection of environmental control charges depend on the energy utility to which the order is issued performing its servicing functions relating to the collection of environmental control charges and on future energy consumption. Such property is considered to exist whether or not the revenues or proceeds arising from the property have accrued and whether or not the value of the property is dependent on the receipt of service by customers of an energy utility.

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2. Environmental control property specified in a financing order shall continue to exist until the environmental trust bonds issued pursuant to the order are paid in full and all financing costs of the bonds have been recovered in full.

Wis. Stat. § 196.027(5)(a) (emphasis added). While a court’s analysis of a vested right may not necessarily be bound by the terms of the Financing Act, the plain language of the Act supports the conclusion that, directly or indirectly, the bondholders have present property rights in the Environmental Control Property.

B. Whether a Taking Has Occurred

When a cognizable, vested property interest exists, the analysis continues by assessing whether the State action was a “taking” for which just compensation is due. Whether a taking has occurred is a fact-intensive question that depends not on what the State intends to do, but rather on the effect of the State’s action. San Diego Gas & Electric Co. v. San Diego, 450 U.S. 621, 652–53 (1981) (Brennan, J., dissenting) (cited with approval by Eberle, 227 Wis. 2d at ¶ 23). Incidental or consequential property damages likely will not amount to a taking. Howell Plaza, Inc. v. State Highway Commission, 92 Wis. 2d 74, 80–81, 284 N.W.2d 887, 890 (Wis. 1979) (citing Wisconsin Power & Light Co. v. Columbia County, 3 Wis. 2d 1, 6, 87 N.W.2d 279, 281–82 (Wis. 1958)).

As noted, Wisconsin courts generally recognize three types of takings: physical, regulatory, and ad hoc takings, though an ad hoc taking is often a type of regulatory taking that does not rise to the level of a “categorical” regulatory taking. R.W. Docks, 2001 WI 73, ¶¶ 3–4, 14–17.

A physical taking “involves an ‘actual physical occupation’ of private property.” Brenner v. New Richmond Regional Airport Com’n, 2012 WI 98, ¶ 48, 343 Wis. 2d 320, 339, 816 N.W.2d 291, 301. “[A] permanent physical occupation authorized by government is a taking without regard to the public interests that it may serve.” Id. at ¶ 49 (quoting Loretto v. Teleprompter Manhattan CATV Corp., 458 U.S. 419 (1982)). But an occupation does not need to be permanent to constitute a taking. Id. This is true “even if the Government physically invades only an easement in property . . . .” Id. (citing Kaiser Aetna v. United States, 444 U.S. 164, 180 (1979)).

Distinct from physical property invasions are regulatory takings. Eberle, 227 Wis. 2d 609, 622 (“Takings which do not involve physical invasions of land are called ‘regulatory takings.’”) (citation omitted). A regulatory taking is a regulation or legal restriction that denies a property owner of all or substantially all practical uses of his property. Id. at 621–22; Brenner, 2012 WI 98, ¶ 45. An owner’s “retention of some ‘substantial use’ . . . relieves the government of the burden to pay just compensation.” Murr and Wisconsin: The Badger State’s Take on Regulatory Takings, 102 Marq. L. Rev. 261, 281 (2018) (citing Zealy v. City of Waukesha, 201 Wis. 2d 365, 374, 548 N.W.2d 528 (Wis. 1996)).

In Zinn, the court found that a regulatory taking occurred where a DNR ruling (that was later reversed) temporarily converted “approximately 200 acres of Zinn’s property into land titled in the state.” Zinn v. State, 112 Wis. 2d 417, 426. The DNR’s ruling temporarily deprived Zinn of the sole riparian rights she had previously enjoyed, which constituted a taking because the court found it “difficult to conceive of a greater restriction on the property, in the absence of actual physical occupancy, than the loss of title to private land.” Id. at 421, 426–27.

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On the other hand, in Zealy v. City of Waukesha, the court found that the City of Waukesha’s rezoning, which reduced Zealy’s property from 10.4 acres to 2.1 acres, was not in fact a taking because he was not deprived “of all or substantially all of the use of his land.” 201 Wis. 2d at 380. The court found that the remaining 2.1 acres were still viable for economic purposes, and therefore Zealy was not robbed of “all or substantially all” of the use of his land. Id.

While physical takings require physical occupations of property, regulatory takings can extend to intangible personal property so long as the claimant has a vested interest in the property taken. Wisconsin Retired Teachers Ass’n, Inc. v. Employee Trust Funds Bd., 207 Wis. 2d 1, 24, 558 N.W.2d 83, 93 (Wis. 1997) (finding that a taking occurred when legislation diverted $78 million in state retirement funds from a benefit to which all teachers were entitled to a different benefit which only some teachers could enjoy).

Like physical takings, regulatory takings may be temporary. If the test “‘is satisfied there has been taking even though the property owner has regained full use of the property due to the government’s rescission of the restriction.’” Eberle, 227 Wis. 2d at ¶ 29 (quoting Zinn, 112 Wis. 2d at 429). Thus, once a taking occurs, the right to just compensation persists even if the government action that gave rise to the taking is otherwise repealed, rescinded, amended, or reversed by a court. First English Evangelical Lutheran Church of Glendale v. Los Angeles Cty., 482 U.S. 304, 328 (1987).

If neither a physical taking nor a categorical regulatory taking has occurred, a court may nonetheless determine on an ad hoc basis that the government has unconstitutionally taken private property. R.W. Docks, 2001 WI 73, ¶¶ 3–4. An ad hoc taking is often a type of regulatory taking that does not rise to the level of a “categorical” taking. Id. at ¶¶ 3–4. Whether an ad hoc taking has occurred depends greatly on the specific facts of a case. Id. at ¶¶ 15–17. In determining whether an ad hoc taking exists, courts may examine several factors, including, but not limited to: the nature and character of the government’s action, the severity of the economic impact on the property owner, the length of the restriction, the degree to which the government action has interfered with the owner’s investment-backed expectations in the property, and whether the taking substantially advances legitimate State interests or denies an owner economically viable use of his land. Id. at ¶ 17; Zealy, 201 Wis.2d at 374; Eberle, 227 Wis. 2d at 624 (citing Zinn, 112 Wis.2d at ¶¶ 32–33). Wisconsin courts draw this analysis from the U.S. Supreme Court’s analysis in Penn Central Transp. Co. v. City of N.Y., 438 U.S. 104, 124, 98 S. Ct. 2646, 2659, 57 L.Ed.2d 631 (1978)).

In R.W. Docks, a marina developer brought an action against the Wisconsin DNR, alleging that the DNR’s refusal to grant the developer a permit to construct various boat slips constituted a taking of his property. R.W. Docks, 2001 WI 73, ¶¶ 8, 10. The court declined to find that a compensable taking had occurred. Id. at ¶ 24. Instead, examining the facts, the court explained that at most, the only rights implicated were “riparian rights of reasonable access and use,” and such rights were encumbered by the public trust doctrine. Id. at ¶¶ 27–28. This meant that the owner’s rights were heavily regulated, thereby weighing against a finding of severe interference with investment-backed expectations. Id. at ¶¶ 28–29.

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Given the intangible nature of the ETBs and Environmental Control Property, any taking would occur through a Legislative Action or other governmental action (a regulatory or ad hoc taking) rather than a direct physical occupation of the property (a physical taking).

The ETBs are amortized from funds derived from the Environmental Control Charge and other Environmental Control Property. If the State enacted legislation completely repealing the Environmental Control Charge, then it would have effectively eliminated the revenue source of the payments due on the ETBs. The same would be true if the PSCW issued an order prohibiting collection of the Environmental Control Charge. In such a case, a strong argument could be made that the State had denied the bondholders all or substantially all practical uses of their property. Eberle, 227 Wis. 2d 609, 621–22. If the impact of a Legislative Action or other governmental action were less severe, the argument would not be as strong, but the inquiry would be the same: whether the action denied the bondholders all or substantially all practical uses of their property. If the Environmental Control Charge or Environmental Control Property is substantially impacted by a Legislative Action or other governmental action, payment of the ETBs could become uncertain, the marketability of the ETBs could be negatively affected, and the bondholders’ rights and remedies could be reduced. If such an action denied the bondholders all or substantially all practical uses of their property, a court would have a basis to find an unconstitutional regulatory taking.

Alternatively, a court may consider whether an ad hoc taking has occurred by examining, in particular, the nature and character of the government’s action, the severity of the economic impact on the bondholders, the length of the restriction, and the degree to which the government action has interfered with the bondholders’ investment-backed expectations in the property. R.W. Docks, 2001 WI 73, ¶ 17. Because the utility industry is highly regulated in general, as are environmental trust bonds in particular, it is possible that this would weigh against a finding that a Legislative Action severely interfered with the bondholders’ investment-backed expectations. Id. at ¶ 29. However, the Financing Act—by including the State Pledge and further stating that Environmental Control Property “shall constitute a present property right” and “shall continue to exist until the environmental trust bonds issued pursuant to the order are paid in full”—may tip the scale in the opposite direction. Wis. Stat. § 196.027(5)(a).

Ultimately, the character of any future Legislative Action or other governmental action cannot be known at this time, nor can the circumstances in which the action is adopted. In the face of that uncertainty, the foregoing analysis reflects the framework a court would apply to determine whether a taking has occurred under the Wisconsin Takings Clause.

C. Just Compensation

If a government action amounts to a taking of private property for public use and such taking was necessary, then the government must pay just compensation to the property owner. Eberle, 227 Wis. 2d 609, 622, 633. The just compensation inquiry may be broken down to three steps, analyzing: (1) whether the property was taken for a “public use”; (2) whether the taking was “necessary”; and (3) how much compensation is “just.”

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1.	Whether the property was taken for a public use

The just compensation analysis begins with asking whether the property was taken for a “public use.” This is because the legislature may not take property for a non-public use, Falkner v. Northern States Power Co., 248 N.W.2d 885, 75 Wis. 2d 116 (Wis. 1977), such as taking private property and giving it to another owner for private use, even after providing just compensation. See Pratt v. Brown, 3 Wis. 603, 612 (Wis. 1854).

A court should start with a presumption that a use is public if the legislature has previously declared it so. David Jeffrey Co. v. City of Milwaukee, 267 Wis. 559, 579–80, 66 N.W.2d 362, 373–74 (Wis. 1954). However, a court may overturn the legislature’s public use finding if it was arbitrary or unreasonable. Id. at 579.

Courts have found that a public use is one that promotes the general welfare, Wisconsin Water Co. v. Winans, 85 Wis. 26, 54 N.W. 1003, 1007 (Wis. 1893) (internal citations omitted), and “implies possession, occupation and enjoyment of the land by the public, or public agencies,” David Jeffrey Co., 267 Wis. at 571. If taken property is vested in private owners but the public retains definite rights to use or enjoy it and the legislature retains regulatory authority over it, then such a use can constitute a public use. Winans, 54 N.W. at 1007 (quoting Lewis, Em. Dom. § 165). A taking is for public use when the intended use advances the public welfare by improving the subject property and eliminating health threats found therein. David Jeffrey Co., 267 Wis. at 586.

For example, in David Jeffrey Co., in enacting the Blighted Area Law, the legislature declared the public health, safety, morals, and welfare to be “seriously threatened” by certain blighted properties. Id. at 565, 578. The court agreed, finding that condemning property to eliminate and prevent blight was a public use. Id. at 579–80.

Conversely, a taking is not for a public use where the intended public purpose is unclear and the government fails to assure such use will be carried out. Schumm v. Milwaukee Cty., 258 Wis. 256, 257, 45 N.W.2d 673, 674 (Wis. 1951). In Schumm, the county sought to condemn land to erect a war memorial, art gallery, and audience hall devoted to the public. Id. at 259. The court was unpersuaded that the intended use was assured to be a public use because the contract for the project failed to bind the parties to engage in a public use and the county board failed to take the proper resolutions authorizing the project. Id. at 260. Accordingly, the court held that because the proposed use for the subject property was uncertain, the use did not qualify as a “public use” and the taking was prohibited. Id. at 266.

2.	Whether the taking was necessary

Second, a taking must be “necessary” to justify government action. Whether a taking is necessary is determined by the Legislature and subject to judicial review. TFJ Nominee Tr. v. State Dep’t of Transp., 2001 WI App. 116, ¶¶ 28–29, 244 Wis. 2d 242, 257–58, 629 N.W.2d 57, 64–65. “Necessary” has been interpreted to mean “reasonably necessary, reasonably requisite and proper for the accomplishment of the public purpose for which the property is sought; necessary does not mean absolutely imperative.” Id. at ¶¶ 28–29 (quoting Falkner, 75 Wis. 2d at 131). Furthermore, a court will not disturb a government’s determination of necessity if such decision is reasonable and absent a “gross abuse of discretion.” TFJ Nominee Tr., 2001 WI App 116 at ¶ 32.

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For instance, in TFJ Nominee Tr., the court upheld a finding by the Wisconsin Department of Transportation (“DOT”) that relocating a highway access point was necessary because the DOT’s determination was based on public safety concerns. Id. at ¶¶ 29–32.

A taking is not necessary to the extent it exceeds what is needed to further a public use. Mitton v. Wisconsin Dep’t of Transp., 184 Wis. 2d 738, 740, 516 N.W.2d 709, 710 (Wis. 1994). In Mitton, the court found that the DOT exceeded its authority when it proposed to condemn 6.26 acres of private property when the DOT only needed 1.26 acres for its highway right-of-way. Id. at 748. The court further held that the DOT did not have authority to condemn property in excess of what was required for the highway. Id.

3.	Whether just compensation was paid

Third, if a private property is taken by the government for a necessary public use, then the government must pay the private property owner “just compensation.” See WI Const. art. I, § 13. Just compensation is the value of the loss incurred by the property owner as a result of the taking, Christus Lutheran Church of Appleton v. Wisconsin Dep’t of Transp., 2019 WI App 67, ¶ 28, 389 Wis. 2d 600, 619, 937 N.W.2d 63, 72–73, rather than what the governmental taker had gained, Besnah v. City of Fond du Lac, 35 Wis. 2d 755, 758, 151 N.W.2d 725, 727 (Wis. 1967).

Just compensation is the amount of value lost by the property owner at the time of the taking, as supported by credible evidence. Besnah, 35 Wis. 2d at 758. In Besnah, the jury heard from appraisers for both sides and determined the value of the condemned property fell within the range of values from the appraisers. Id. at 757. The court found that the jury’s value determination was supported by credible expert testimony; therefore, the jury’s value of the taken property was constitutionally just compensation. See id. at 762.

Nevertheless, no compensation may be considered “just” where the private property taken by the government has no value. City of Milwaukee Post No. 2874 Veterans of Foreign Wars of U.S. v. Redevelopment Auth. of City of Milwaukee, 2009 WI 84, ¶ 82, 319 Wis. 2d 553, 597, 768 N.W.2d 749, 770. Where a jury found that condemned property was valued at $0.00, the court held that just compensation for the tenant was also $0.00. Id. at ¶¶ 32, 82.

The bondholders would be entitled to just compensation if a Legislative Action or other governmental action necessary for public use amounts to a taking of the ETBs, the Environmental Control Property or the Environmental Control Charge. Just compensation should be measured by the value of the property lost by the bondholders, which would depend on the nature of the Legislative Action.

D. Opinion

Based on our review of relevant judicial authority, as discussed in this opinion, but subject to the qualifications, limitations, and assumptions set forth herein, it is our opinion that in a properly prepared and presented case before a court of competent jurisdiction applying Wisconsin law, the court would conclude that the Wisconsin Takings Clause prohibits the State from acting in contravention of the State Pledge, after the ETBs are issued but before they are fully paid, without paying just compensation to the bondholders if doing so (i) constituted a permanent appropriation of the property interest of the bondholders in the ETBs or the Environmental Control Property or a denial of all or substantially all practical uses of the Environmental Control Property; (ii) destroyed the Environmental Control Property; or (iii) substantially limited, altered, impaired, or reduced the value of the Environmental Control Property in a manner than inflicts a severe economic impact on such bondholders and unduly interferes with their reasonable expectations, unless adequate provision were made by law for the protection of the bondholders.

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It must be noted that takings of intangible financial interests can be particularly difficult to establish in a manner that distinguishes them from constitutionally permissible economic regulation. Further, there can be no assurance that any award of compensation would be sufficient to pay the full amount of principal of and interest on the ETBs as and when due. Moreover, because the availability of just compensation would constitute an adequate remedy at law, equitable relief would not be available for a violation of the Wisconsin Takings Clause.

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All of our opinions set forth herein are subject to the following qualifications, limitations, and assumptions:

1.	Our opinions herein are based on our evaluation of the existing judicial decisions and arguments related to the factual circumstances likely to exist at the time of a Wisconsin Contract Clause or Wisconsin Takings Clause challenge to a Legislative Action claimed to be an impairment or taking of a bondholder’s property, and are intended to express our belief as to the result if existing judicial decisions are properly applied in a properly prepared and presented case. The prevailing law and circumstances assumed herein could change materially following the issuance of this opinion. We note that judicial analysis of issues relating to the Wisconsin Contract Clause and the Wisconsin Takings Clause and the retroactive effect given to judicial decisions has typically proceeded on a case-by-case basis and that the courts’ determinations, in most instances, are strongly influenced by the facts and circumstances of the particular case. We further note that we are aware of no reported controlling judicial precedents directly on point. Our analysis is necessarily a reasoned application of judicial decisions involving similar or analogous circumstances. Moreover, the application of equitable principles (including the availability of injunctive relief or the issuance of a stay pending appeal) is subject to the discretion of the court asked to apply them. We cannot predict the facts and circumstances which will be present in the future and may be relevant to the exercise of such discretion. Consequently, there can be no assurance that a court will follow our reasoning or reach the conclusion which we believe current judicial precedent supports. It is our and your understanding that none of the foregoing opinions is intended to be a guaranty as to what a particular court would actually hold; rather each such opinion is only an expression as to the decision a court ought to reach if the issue were properly prepared and presented to it and the court followed what we believe to be the applicable legal principles under existing judicial precedent. The recipients of this letter should take these considerations into account in analyzing the risks associated with the subject transaction.

2.	Our opinions assume that a Legislative Action would substantially impair the Environmental Control Property, and by extension the ETBs secured by the Environmental Control Property, if it significantly affects the amount of the Environmental Control Charge, impairs the ability to collect it, or otherwise prevents payment of the ETBs. The determination of whether particular Legislative Action constitutes a substantial impairment of a particular contract is a fact-specific analysis, and nothing in this letter expresses any opinion as to how a court would resolve the issue of “substantial impairment” with respect to the Environmental Control Property, the Environmental Control Charge, or the ETBs vis-à-vis a particular Legislative Action.

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3.	Our opinions assume the Issuer is duly constituted and the relevant transactions described above have occurred in compliance with the Financing Order and the Financing Act, that the Financing Act is valid and that the evidences of indebtedness, securities, and agreements related to the subject financing are duly issued, executed, valid, and binding in all pertinent respects.

4.	The rights of the bondholders may be subject to bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors’ rights heretofore or hereafter enacted to the extent constitutionally applicable and that their enforcement may also be subject to the exercise of judicial discretion in appropriate cases.

5.	This opinion letter is limited to the laws of the State of Wisconsin, and we express no opinion and make no statement as to the laws of any other jurisdiction.

6.	This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters herein expressly stated. The opinions expressed herein are expressed and made as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinions expressed above, including any changes in applicable law or any judicial decisions which may hereafter occur. Without limiting the foregoing, we express no opinion as to any actions that may be required to be taken under any applicable law in order to create, perfect or maintain the perfection of any security interest referred to herein.

While a copy of this opinion letter may be posted to an internet website required under Rule 17g-5 under the Exchange Act and maintained by Wisconsin Electric solely for the purpose of complying with such rule, this opinion letter is solely for the benefit of the addressees set forth in Schedule A hereto in connection with the transactions described herein and may not be quoted, used or relied upon by, nor may copies be delivered to, any other person without our prior written consent, nor may the addressees rely on this opinion letter for any other purpose without our prior written consent.

In accordance with the prospectus on file with the United States Securities and Exchange Commission (“SEC”), a copy of this letter is to be filed as an exhibit to the Registration Statement associated with Registration Nos. 333-252252 and 333-252252-01. We hereby consent to the filing of this letter as an exhibit to the report on Form 8-K filed on the date hereof, relating to said Registration Statement, and to the references to our firm included or made a part of said Registration Statement. In giving the foregoing consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the related rules and regulations of the SEC.

Sincerely,

/s/ Quarles & Brady LLP